EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Concrete, Inc. (the "Company") of our reports included in or made a part of the Company's Registration Statement on Form S-1 (Reg. No. 333-74855), and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
July 20, 1999